Exhibit 10.2

NEGATIVE PLEDGE AGREEMENT

THIS NEGATIVE PLEDGE AGREEMENT (this “Agreement”), is made effective as of January 31, 2024, by CANTERBURY PARK ENTERTAINMENT LLC, a Minnesota limited liability company (the “Owner”), in favor of BREMER BANK, NATIONAL ASSOCIATION, a national banking association, its successors and/or assigns (the “Lender”).

W I T N E S S E T H:

In consideration of financial accommodations extended to Owner by the Lender on the date hereof, the Owner hereby covenants and agrees with the Lender that so long as any indebtedness under that certain General Credit and Security Agreement dated as of November 14, 2016, by and between the Owner and the Lender, or any letter(s) of credit or note(s) executed and delivered in connection therewith, and any extensions, renewals or modifications thereof, has not been satisfied, the Owner will not, without the prior written consent of the Lender, convey or otherwise transfer all or any part of the tract of land legally described on Exhibit A attached hereto and hereby made a part hereof, together with all tenements, easements, hereditaments, privileges, minerals and mineral rights, water and water rights, buildings, fixtures and improvements now or hereafter erected or located on the above‑described land (the “Property”), nor create, assume, incur or suffer to exist any pledge, mortgage, assignment or other lien or encumbrance of any kind, of or upon the Property or upon the income or profits therefrom except for:

A.    liens for taxes, assessments and other governmental charges which are not delinquent or which are being contested in good faith by appropriate proceedings diligently conducted, against which adequate reserves have been established;

B.    liens imposed by law in connection with transactions in the ordinary course of business, such as liens of mechanics and materialmen for sums not yet due or being contested in good faith and by appropriate proceedings diligently conducted, against which adequate reserves have been established;

C.    zoning restrictions, licenses and minor encumbrances and irregularities in title, all of which in the aggregate do not materially detract from the value of the properties involved or materially impair their use in the operation of its business;

D.    leases entered into in the ordinary course of business;

E.    purchase money financing transactions entered into in the ordinary course of business; or

F.    liens and encumbrances of record as of the date hereof.

Without limiting the generality of the foregoing, if and to the extent that any unauthorized lien or encumbrance is recorded or docketed against, or attached to, the Property, whether voluntarily or involuntarily, the Owner shall immediately cause the same to be released or satisfied in full.

IN WITNESS WHEREOF, the Owner has executed and delivered this Agreement as of the day and year first above written.

THIS INSTRUMENT WAS DRAFTED BY:

Winthrop & Weinstine, P.A. (KDL)

225 South Sixth Street, Suite 3500

Minneapolis, Minnesota 55402

(612) 604‑6400

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE TO NEGATIVE PLEDGE AGREEMENT]

CANTERBURY PARK ENTERTAINMENT LLC, a Minnesota limited liability company

By:	/s/ Randall D. Sampson
Randall D. Sampson
Its: President and CEO

STATE OF MINNESOTA   )

                                          ) ss.

COUNTY OF SCOTT         )

The foregoing instrument was acknowledged before me this 31 day of January, 2024, by
Randall D. Sampson, the President and CEO of Canterbury Park Entertainment LLC, a Minnesota limited liability company, for and on behalf of said limited liability company.

/s/ Randy J. Dehmer
Notary Public

S-1

EXHIBIT A

(Legal Description of Property)

Parcel 1:

That part of Lot 2, Block 1, Canterbury Amp Addition, according to the recorded plat thereof on file in the office of the Registrar of Titles, Scott County, Minnesota, lying within Outlot B, Canterbury Park Sixth Addition, according to the recorded plat thereof on file in the office of the Registrar of Titles, Scott County, Minnesota.

AND

That part of Lot 2, Block 1, Canterbury Amp Addition, according to the recorded plat thereof on file in the office of the Registrar of Titles, Scott County, Minnesota, lying within Lot 1, Block 1, Canterbury Park Fifth Addition, according to the recorded plat thereof on file in the office of the Registrar of Titles, Scott County, Minnesota.

AND

That part of Lot 2, Block 1, Canterbury Amp Addition, according to the recorded plat thereof on file in the office of the Registrar of Titles, Scott County, Minnesota, lying within the South Half of the Southeast Quarter of Section 5, Township 115 North, Range 22 West, Scott County, Minnesota.

AND

That part of Lot 2, Block 1, Canterbury Amp Addition, according to the recorded plat thereof on file in the office of the Registrar of Titles, Scott County, Minnesota, lying within Outlot B, Canterbury Park Seventh Addition, according to the recorded plat thereof on file in the office of the Register of Titles, Scott County, Minnesota.

AND

That part of Lot 2, Block 1, Canterbury Amp Addition, according to the recorded plat thereof on file in the office of the Registrar of Titles, Scott County, Minnesota, lying within the Southwest Quarter of the Southwest Quarter of Section 4, Township 115 North, Range 22 West, Scott County, Minnesota.

AND

That part of Lot 2, Block 1, Canterbury Amp Addition, according to the recorded plat thereof on file in the office of the Registrar of Titles, Scott County, Minnesota, lying within the Northwest Quarter of Section 9, Township 115 North, Range 22 West, Scott County, Minnesota.

Torrens Property

Parcel 2:

That part of Lot 2, Block 1, Canterbury Amp Addition, lying within the East Half of the Northeast Quarter of Section 8, Township 115, Range 22, Scott County, Minnesota.

Abstract Property

Parcel 3:

That part of Lot 2, Block 1, Canterbury Amp Addition, lying within Outlot A, Canterbury Park Sixth Addition, Scott County, Minnesota.

Abstract Property

Parcel 4:

Nonexclusive easement for underground sanitary sewer, as set forth in Sanitary Sewer Easement Agreement, dated September 23, 2019, filed October 4, 2019, as Document Nos. A1075977 (Abstract) and T257682 (Torrens).

Parcel 5:

Nonexclusive easement for drainage improvements, as set forth in Storm Water Sewer Easement Agreement, dated September 23, 2019, filed October 4, 2019, as Document Nos. A1075978 (Abstract) and T257683 (Torrens).